Exhibit 17.1

WHITE DEER ENERGY L.P.	700 Louisiana Street, Suite 4770
Houston, TX 77002
(713) 581-6900

Ben A. Guill

Managing Partner

December 18, 2015

Via Email

Emerald Oil Inc.

200 Columbine Street, Suite 500

Denver, CO 80206

Attn:	Mr. McAndrew Rudisill

CEO & President

Re: Resignation from the Board

Dear Sirs:

Pursuant to this letter and previous discussions, I hereby resign from the Emerald Board of Directors effective immediately.

Sincerely yours,
Ben A. Guill

BAG: jtf

cc:	Duke R. Ligon

James R. Reger

Seth Setrakian

Daniel L. Spears